As filed with the Securities and Exchange Commission on June 26, 2015

                                                                                                                                    Registration No. 333-204211

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTOIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CPS TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in its Charter)

                       Delaware                                                                                                        04-2832509

             (State or Other Jurisdiction of                                                                            (IRS. Employer

             Incorporation or Organization)                                                                        Identification No.)

111 South Worcester Street, Norton, Massachusetts 02766

(Address of Principal Executive Offices)       (Zip Code)

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Grant C. Bennett

President & Chief Executive Officer

CPS Technologies Corp.

111 South Worcester Street

Norton, Massachusetts 02766

(Name and Address of Agent For Service)

(508) 222-0614

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer           ☐         Accelerated filer                      ☐

Non-accelerated filer             ☐         Smaller reporting company    ☑

EXPLANATORY NOTE

CPS Technologies Corp. (the “Company”) filed a registration statement on Form S-8 (Registration No. 333-204211) with the Securities and Exchange Commission on May 15, 2015 to register an additional 1,500,000 shares of the Company’s common stock issuable on the exercise of stock options and other awards made under the Company’s Amended and Restated 2009 Stock Incentive Plan (the “Registration Statement”).

This Post-Effective Amendment No. 2 is being filed solely to amend the Registration Statement to include the signature page and exhibit index thereto, which signature page and exhibit index were inadvertently omitted from the Registration Statement when filed.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norton, Commonwealth of Massachusetts, on this 26th day of June, 2015.

                                                                                               CPS TECHNOLOGIES CORP.

                                                                                               By:   /s/ Grant C. Bennett

                                                                                                        Grant C. Bennett, President

                                                                                                        and Chief Executive Officer

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                                                   TITLE                                                                  DATE

/s/ Grant C. Bennett                                            President, Chief Executive Officer,                 June 26, 2015

Grant C. Bennett                                                 Treasurer and Director

                                                                                (Principal executive officer)

/s/ Ralph M. Norwood                                       Chief Financial Officer                                      June 26, 2015

Ralph M. Norwood                                             (Principal financial and accounting officer)

/s/ Thomas M. Culligan                                      Director                                                              June 26, 2015

Thomas M. Culligan

/s/ Francis J. Hughes, Jr.                                     Director                                                             June 26, 2015

Francis J. Hughes, Jr.

/s/ Daniel C. Snow                                               Director                                                              June 26, 2015

Daniel C. Snow

___________________________________________________________________________________

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norton, Commonwealth of Massachusetts, on this 15th day of May, 2015.

                                                                                               CPS TECHNOLOGIES CORP.

                                                                                               By:   /s/ Grant C. Bennett

                                                                                                        Grant C. Bennett, President

                                                                                                        and Chief Executive Officer

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                                                   TITLE                                                                  DATE

/s/ Grant C. Bennett                                            President, Chief Executive Officer,                  May 15, 2015

Grant C. Bennett                                                 Treasurer and Director

                                                                                (Principal executive officer)

/s/ Ralph M. Norwood                                       Chief Financial Officer                                       May 15, 2015

Ralph M. Norwood                                             (Principal financial and accounting officer)

/s/ Thomas M. Culligan                                      Director                                                               May 15, 2015

Thomas M. Culligan

/s/ Francis J. Hughes, Jr.                                     Director                                                               May 15, 2015

Francis J. Hughes, Jr.

/s/ Daniel C. Snow                                               Director                                                                May 15, 2015

Daniel C. Snow

Exhibit Index

Exhibit

Number                 Description

5*                            Opinion of White White & Van Etten PC

10.1                        CPS Technologies Corporation Amended and Restated 2009 Stock Incentive Plan (Incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement, File No. 001-36807, filed April 8, 2014.)

23.1*                      Consent of Wolf & Company, P.C.

23.2*                      Consent of White White & Van Etten PC (included in Exhibit 5)

*Filed herewith.